SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                               FORM 8-K/A

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 19, 2002



         Divall Insured Income Properties 2 Limited Partnership
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         (Exact name of registrant as specified in its charter)



          Wisconsin             0-17686             39-1606834
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(State or other jurisdiction  (Commission         (IRS Employee
     of incorporation)         File Number)   Identification No.)



101 W. 11th Street, Suite 1110, Kansas City, Missouri    64105
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(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (816) 421-7444



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  (Former name or former address, if changed since last report)

Item 4.	Changes in Registrant's Certifying Accountant.

     Effective August 26, 2002, Divall Insured Income Properties 2 Limited Partnership (the "Registrant") dismissed Arthur Andersen LLP as its independent accountant, and disclosed the dismissal in its Form 8-K dated August 14, 2002. The Registrant engaged Deloitte & Touche LLP ("D&T") as its new independent accountants on December 19, 2002.

     During the two most recent fiscal years and the interim period up to and including the date of engagement, neither the Registrant nor anyone on behalf of the Registrant has consulted with D&T regarding(i) either the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, with the Registrant's former accountant Arthur Anderson LLP.

     In accordance with Temporary Rule 304T(b)(2), since Registrant has been unable to obtain a letter from Arthur Andersen regarding
Registrant's disclosure in response to Item 304(a), compliance with
Item 304(a)(3) is not required.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                THE PROVO GROUP, INC., General Partner


Dated:   January 17, 2003       By  /s/ Bruce A. Provo
                                    --------------------------------
                                    President